UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2017

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275 Houston, Texas		77079
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Pending Acquisition

On July 30, 2017, Penn Virginia Oil & Gas, L.P. (“Buyer’), a wholly owned subsidiary of Penn Virginia Corporation (the “Company,” “we” or “us”), entered into a purchase and sale agreement (the “Purchase Agreement”) with Devon Energy Production Company, L.P. (“Seller”), a wholly owned subsidiary of Devon Energy Corporation, to acquire all of Seller’s right, title and interest in and to certain oil and gas assets (the “Devon Properties”), including oil and gas leases covering approximately 19,600 net acres located primarily in Lavaca, County, Texas for aggregate consideration of approximately $205.0 million in cash (the “Pending Acquisition”), subject to customary adjustments. The Pending Acquisition has an effective date of March 1, 2017 and is expected to close in September 2017, subject to the satisfaction of specified closing conditions the failure of which may result in the transaction being terminated.

Upon execution of the Purchase Agreement, Buyer deposited $10.25 million into escrow as earnest money, which Seller may receive as liquidated damages, in lieu of seeking specific performance, if the Pending Acquisition fails to close in certain circumstances. If the Pending Acquisition closes, such deposit amount will be credited against the purchase price.

The Purchase Agreement contains customary representations, warranties and covenants by each of the applicable parties to the Purchase Agreement, and also contains indemnification provisions under which the parties thereto have agreed to indemnify each other against certain liabilities. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Buyer, Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

There can be no assurance that Buyer will acquire the Devon Properties on the terms described or at all. Even if Buyer consummates the Pending Acquisition, it may not be able to achieve the expected benefits of the Pending Acquisition. There also can be no assurance that the Pending Acquisition will be beneficial to the Company or Buyer, and the Company and Buyer may not be able to integrate the Devon Properties without increases in costs, losses in revenues or other difficulties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

Financing of Pending Acquisition

The Company intends to finance the Pending Acquisition with a combination of borrowings under its existing revolving credit facility and new debt financing. Concurrent with the signing of the Purchase Agreement, Penn Virginia Holding Corp. (“Holding Corp.”) signed a commitment letter with Jefferies Finance LLC pursuant to which Holding Corp. can elect to borrow $150.0 million (the “Commitment Letter”), which may be reduced to $125.0 million at Holding Corp.’s option within 15 days of entering into the Commitment Letter, in new debt financing. The Commitment Letter provides that the new debt financing would be funded at the closing of the Pending Acquisition and secured by a second lien on the same collateral that secures the existing revolving credit facility. Management expects the new debt financing to have substantially the same covenants as the existing revolving credit facility and a five-year term or mature no earlier than 91 days after the maturity of the existing revolving credit facility.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Commitment Letter is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On July 31, 2017, the Company issued a press release announcing Buyer’s entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 31, 2017.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 2, 2017	PENN VIRGINIA CORPORATION

	By:	/s/ Steven A. Hartman
Steven A. Hartman Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 31, 2017.